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                                                                   EXHIBIT 10.32

                      AMENDMENT #9 TO VANSTAR CORPORATION
            SECOND AMENDED AND RESTATED FINANCING PROGRAM AGREEMENT


This Amendment to Vanstar Corporation Second Amended and Restated Financing Program Agreement (this "Amendment") is made as of March 16, 1998 and among Vanstar Corporation, a Delaware corporation ("Vanstar"), Vanstar Government Systems, Inc. (f/n/a Vanstar Federal, Inc.), a Delaware corporation and IBM Credit Corporation, a Delaware Corporation ("IBM Credit").

                                    RECITALS

     A. On January 23, 1998, Vanstar Federal, Inc. ("VFI") filed in the Office of the Secretary of State of Delaware an amendment to change its name to Vanstar Government Systems, Inc. ("VGS").

     B. Vanstar, VSG (individually a "Borrower" and jointly the "Borrower") and IBM Credit have entered into that certain Vanstar Corporation Second Amended and Restated Financing Program Agreement dated as of April 30, 1995 (as amended by Amendment #1 dated as of September 15, 1995, Amendment #2 dated as of October 26, 1995, Amendment #3 dated as of November 10, 1995, Acknowledgement, Waiver and Amendment dated as of April 17, 1996, Amendment #4 dated as of July 24, 1996, Amendment #5 dated as of September 25, 1996, Amendment #6 dated as of December 20, 1996, Amendment #7 dated as of October 31, 1997, Amendment #8 dated as of December 11, 1997, Acknowledgement, Waiver and Amendment dated as of March 10, 1998 and as the same may be further amended, supplemented or as otherwise modified from time to time, the "Agreement").

     C. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and IBM Credit hereby agree as follows:

Section 1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Modification of Agreement

     A. The following provisions are incorporated into and supplement the Agreement as if fully set forth as additional terms therein. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control in determining the agreement between IBM Credit and Borrower.

(a)  Other Charges.

     Borrowers agree to pay IBM Credit a fee in the amount of Two Hundred Thousand Dollars ($200,000) which shall be due and payable on April 1,


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1998 in consideration for the temporary credit line increase and extension pursuant to Section 2 A (b)  of this Amendment.

(b)  Temporary Credit Line Extension and Increase

     IBM Credit agrees to increase the temporary credit line of Five Hundred Twenty Five Million Dollars ($525,000,000) granted by IBM Credit to Vanstar by written notice on February 5, 1998 to Five Hundred Fifty Million Dollars ($550,000,000) (the "Temporary Credit Line") effective March 15, 1998 and expiring on June 30, 1998 (the "Expiration Date"). Effective the day after the Expiration Date, the Temporary Credit Line increase will be terminated and the credit line will be the Base Line of Credit Amount of Three Hundred Fifty Million Dollars ($350,000,000).

     B. The Agreement is hereby amended by deleting all references to the name of "Vanstar Federal, Inc." in their entirety and substituting, in lieu thereof, the name of "Vanstar Government Systems, Inc.".

     C. The Agreement is hereby amended by deleting all references to the defined name of "VFI" in their entirety and substituting, in lieu thereof, the defined name of "VGS".

Section 3. Representations and Warranties. Each Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrowers in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrowers in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make the representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause either Borrower not to be in compliance with the terms of any agreement to which such Borrower is a party.

Section 3.3 Litigation. There is no litigation, proceeding, investigation or labor dispute pending or threatened against either Borrower, which if adversely determined, would materially adversely affect the ability of Borrowers to perform their obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Borrowers and is enforceable against Borrowers in accordance with its terms.


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Section 4.  Ratification of Agreement.  Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Borrower hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrowers, and is not subject to any claims, offsets or defense.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.



Vanstar Corporation                     Vanstar Government Systems, Inc.

By: /s/ Kauko Aronaho                   By: /s/ H. Christopher Covington
   ----------------------------            -----------------------------------

Name: Kauko Aronaho                     Name: H. Christopher Covington
     --------------------------              ---------------------------------

Title: Sr. VP & CFO                     Title: Senior Vice President
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IBM Credit Corporation

By: /s/ R. J. Bachner
   ----------------------------

Name: R. J. Bachner
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Title: Mgr. Global Strategic
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       Account Marketing
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